                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 10, 1997

                      PAXSON COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                        1-13452                           59-3212788
--------------------------------------------------------------------------------
(State or other               (Commission                       IRS Employer
jurisdiction of               File Number)                    Identification No.
incorporation)

         601 Clearwater Park Road, West Palm Beach, Florida 33401-6233
--------------------------------------------------------------------------------
               (Address of principal executive offices)(zip code)

Registrant's telephone number, including area code:      (561) 659-4122
                                                   -----------------------------

N/A
--------------------------------------------------------------------------------
 (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On January 10, 1997, a wholly-owned subsidiary of the Registrant acquired the assets of the Fort Lauderdale Radio Stations, WPLL-FM (formerly WSHE-FM) and WSRF-AM, a division of T.K. Communications, L.C. ("the Seller"), serving the Miami, Florida market, pursuant to an Asset Purchase Agreement between the Registrant and Seller, dated April 12, 1996, as amended as of January 10, 1997. The assets acquired included the Federal Communications Commission ("FCC") licenses for WPLL-FM and WSRF-AM, equipment, furnishings and other property customarily used in the operation of a radio station, as well as a lease for the real property upon which the radio station's studio and transmission towers included within such acquired assets are located. The Registrant's subsidiary intends to make similar use of the acquired assets. The Company began operating the stations pursuant to a time brokerage agreement on May 1, 1996.

The aggregate purchase price for the above assets acquisition was approximately $57.8 million, which was consummated using the Registrant's available cash on hand at the time of closing.

Item 7.  Financial Statements and Exhibits.

         (a)     Pro Forma Financial Information.

                 Paxson Communications Corporation Unaudited Pro Forma Combined Balance Sheet at September 30, 1996

                 Paxson Communications Corporation Unaudited Pro Forma Combined Statement of Operations:

                 For the nine months ended September 30, 1996

                 For the year ended December 31, 1995

         (b)     Financial Statements of Business Acquired.

                 Fort Lauderdale Radio Stations (A Division of T.K. Communications, L.C.)

                 Financial Statements, December 31, 1995

         (c)     Exhibits.

         Exhibit Number                    Description

                2.1 Asset purchase agreement, dated as of April 12, 1996 by and between Paxson Broadcasting of Miami, Limited Partnership and TK Communications, L.C.(filed as exhibit 10.102 with the Company's Quarterly Report on Form 10-Q dated March 31, 1996)

                2.2 First amendment to asset purchase agreement, dated January 10, 1997, by and among Paxson Broadcasting of Miami, Limited Partnership, and Paxson Miami License Limited Partnership, and TK Communications, L.C.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         PAXSON COMMUNICATIONS
                                         CORPORATION
                                         (Registrant)



                                         By:/s/ Arthur D. Tek
                                            ----------------------------------
                                              Arthur D. Tek,
                                              Vice President, Chief
                                              Financial Officer, Director

                                         Date:  January 10, 1997

PAXSON COMMUNICATIONS CORPORATION

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma statements of operations data gives effect to
(i) the significant business acquisition of the Fort Lauderdale Radio Stations (WPLL-FM and WSRF-AM), and (ii) the consummation of the Company's Cumulative Exchangeable Preferred Stock offering on October 4, 1996, as if such events had occurred on January 1, 1995. The following unaudited pro forma balance sheet data gives effect to the above events as if they had occurred on September 30, 1996.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma statements of operations data is not necessarily indicative of the results that would have occurred if the acquisition and offering had occurred on the dates indicated, nor are they indicative of the Company's future results of operations.

                       PAXSON COMMUNICATIONS CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


                                                                        At September 30, 1996
                                                         ------------------------------------------------------------------
                                                                                              Preferred
                                                                             WPLL-FM          Stock Sale
                                                          Company            WSRF-AM          Redemption      Pro Forma (a)
                                                         ------------------------------------------------------------------
           ASSETS
Current Assets:
  Cash and cash equivalents                              $   34,373        $  (55,800) (b)    $143,750 (c)      $  93,867
                                                                                               (28,456)(d)
  Accounts receivable, net                                   22,550                                                22,550
  Prepaid expense and other current assets                    2,831                                                 2,831
  Current program rights                                      1,312                                                 1,312
                                                          ---------        ----------         --------          ---------
     Total current assets                                    61,066           (55,800)         115,294            120,560
                                                          ---------        ----------         --------          ---------
Property and equipment, net                                 128,646             2,000  (b)                        130,646
Intangible assets, net                                      178,732            55,800  (b)                        234,532
Other assets, net                                            32,220            (2,000) (b)                         30,220
Investment in broadcast properties                           43,966                                                43,966
Program rights, net                                           1,110                                                 1,110
                                                          ---------        ----------         --------          ---------
     Total                                                $ 445,740        $        -         $115,294          $ 561,034
                                                          ---------        ----------         --------          ---------

                            LIABILITIES, REDEEMABLE SECURITIES AND COMMON STOCKHOLDER'S EQUITY
Current Liabilites:
  Accounts payable and accrued liabilities               $   12,393                                             $  12,393
  Accrued interest                                           13,369                                                13,369
  Current portion of program rights payable                   1,264                                                 1,264
  Current portion of long-term debt                             599                                                   599
                                                          ---------        ----------         --------          ---------
     Total current liabilities                               27,625                 -                -             27,625
                                                          ---------        ----------         --------          ---------

Program rights payable                                        1,173                                                 1,173
Long-term debt                                                3,594                                                 3,594
Senior subordinated notes, net                              227,584                                               227,584
Redeemable Senior preferred stock                            19,192                           $(19,192) (d)             -
Series B Preferred Stock                                      3,309                             (3,309) (d)             -
Redeemable Junior preferred stock                            35,435                                                35,435
Exchangeable preferred, net                                      -                             143,750  (c)       143,750
Class A Common Stock                                             39                                                    39
Class B Common Stock                                              8                                                     8
Class C Common Stock                                             -                                                      -
Class A and B common stock warrants                           6,863                                                 6,863
Class C common stock warrants                                 4,282                                                 4,282
Stock subscription notes receivable                             (18)                                                  (18)
Additional paid-in-capital                                  197,448                                               197,448
Deferred option plan compensation                            (1,514)                                               (1,514)
Accumulated deficit                                         (79,280)                            (5,955) (d)       (85,235)
                                                          ---------        ----------         --------          ---------
     Total liabilities, redeemable securities and
stockholder's equity                                      $ 445,740        $        -         $115,294          $ 561,034
                                                          =========        ==========         ========          =========

                       Paxson Communications Corporation
            Notes to Unaudited Pro Forma Consolidated Balance Sheet
                               September 30, 1996
                                 (in thousands)

(a) The pro forma balance sheet at September 30, 1996 gives effect to: (i) the acquisition of WPLL-FM and WSRF-AM, and the consummation of the Company's Exchangeable Preferred Stock Offering on October 4, 1996.

(a) To reflect the use of cash for the acquisition of the assets of WPLL-FM and WSRF-AM. Use of cash is net of $2 million escrowed at September 30, 1996.


         Property and equipment                             $  2,000
         Intangible assets                                    55,800
         Other assets                                         (2,000)
                                                            --------
                 Cash Used for acquisition                  $ 55,800
                                                            ========

(c) To reflect the proceeds from the Exchangeable Preferred Stock Offering.

(d) To reflect the redemption of the Senior Preferred Stock including $950 of redemption premiums and approximately $5,005 of accretion and accrued dividends from September 30, 1996 through December 15, 1996, the initial date at which the Senior Preferred Stock could be redeemed by the Company. The redemption value of and the accrued dividends on the Senior Preferred Stock at December 15, 1996 has been discounted by $420 at 7.3% to reflect the Company's redemption date of October 4, 1996, in accordance with the revised terms of the Senior Preferred Stock.

                       PAXSON COMMUNICATIONS CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                            WPLL-FM         Pro Forma
                                                             Company        WSRF-AM        Adjustments        Pro Forma
                                                             -------------------------------------------------------------
Total Revenue                                                $   103,074    $     7,684    $         -         $   110,758

Operating expenses, excluding depreciation,
  amortization and option plan compensation                       82,103          5,329           (736)(b)          86,696
Option plan compensation                                          10,803                                            10,803
Depreciation and Amortization                                     18,719                         2,038 (a)          21,284
                                                             -----------------------------------------         -----------
Income (loss) from operations                                     (8,551)         1,828         (1,302)             (8,025)

Interest expense                                                 (16,303)        (1,116)         1,116 (c)         (16,303)
Interest income                                                    1,709              -              -               1,709
Other income (expense), net                                         (982)             5              -                (977)
Benefit for income taxes                                           1,280              -              -               1,280
Extraordinary item                                               (10,626)             -              -             (10,626)
                                                             -----------------------------------------         -----------
Net income (loss)                                                (33,473)   $       717           (186)            (32,942)
                                                                            ===========
Dividends and accretion on preferred
  stock and common stock warrants                                (13,297)                            -             (13,297)
                                                             -----------                   -----------         -----------
Net loss attributable to common stock                        $   (46,770)                  $      (186)        $   (46,239)
                                                             ===========                   ===========         ===========
Loss per share data:
  Net loss                                                   $     (0.97)                                      $     (0.96)
  Net loss attributable to common stock                      $     (1.36)                                      $     (1.35)
  Weighted average shares outstanding                             34,430                             -              34,430
                                                             ===========                   ===========         ===========

                       PAXSON COMMUNICATIONS CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996


                                                     ------------------------------------------------------------------
                                                                       WPLL-FM    Pro Forma
                                                        Company        WSRF-AM    Adjustments              Pro Forma
                                                     ------------------------------------------------------------------
Total Revenue                                        $     109,502     $    1,826    $        -           $     111,328

Operating expenses, excluding depreciation,
  amortization and option plan compensation                 84,497          1,953        (1,884) (b)             84,566
Option plan compensation                                     2,727              -             -                   2,727
Depreciation and Amortization                               18,378             66         1,217  (a)             19,661
                                                     ------------------------------------------           -------------
Income (loss) from operations                                3,900           (193)          667                   4,374
Interest expense                                           (22,353)          (457)          457  (c)            (22,353)
Interest income                                              5,389              -             -                   5,389
Other income (expense), net                                   (645)             2             -                    (643)
                                                     ------------------------------------------           -------------
Net income (loss)                                          (13,709)    $     (648)        1,124                 (13,233)
                                                                       ==========
Dividends and accretion on preferred
  stock and common stock warrants                           (9,877)                           -                  (9,877)
                                                     -------------                   ----------           -------------
Net loss attributable to common stock                $     (23,586)                  $    1,124           $     (23,110)
                                                     =============                   ==========           =============
Loss per share data:
  Net loss                                           $       (0.32)                                       $       (0.31)
  Net loss attributable to common stock              $       (0.55)                                       $       (0.54)
  Weighted average shares outstanding                       42,721                            -                  42,721
                                                     =============                   ==========           =============

                       Paxson Communications Corporation
                   Notes to Unaudited Pro Forma Consolidated
                            Statements of Operations
 For the Year Ended December 31, 1995 and Nine Months Ended September 30, 1996
                                 (in thousands)


(a) To reflect the increase in depreciation and amortization expense for purchase accounting allocations made for the acquisitions of the assets of the Fort Lauderdale Radio Stations.

(a) To reflect the elimination of $499 and $736 of redundant corporate overhead of WPLL-FM and WSRF-AM for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively; and the elimination of time brokerage expense of $1,385 for WPLL-FM and WSRF-AM for the nine months ended September 30, 1996.

(b) To reflect the elimination of interest expense related to WPLL-FM and WSRF-AM for pro forma financial statement presentation.

                                              INDEX OF FINANCIAL STATEMENTS

Fort Lauderdale Radio Stations (a division of T.K. Communications, L.C.)                           Page
                                                                                                   ----
Financial Statements -- December 31, 1995
Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Statements of Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Statements of Divisional Equity (Deficit) . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Statements of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                          INDEPENDENT AUDITORS' REPORT



To the Members and Board of Directors
Fort Lauderdale Radio Stations
  (A Division of T. K. Communications, L. C.)
Ft. Lauderdale, Florida

We have audited the accompanying balance sheet of FORT LAUDERDALE RADIO STATIONS (A DIVISION OF T. K. COMMUNICATIONS, L. C.) as of December 31, 1995, and related statements of income and divisional equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Fort Lauderdale Radio Stations (a division of T. K. Communications, L. C.) as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was for the purpose of forming an opinion on the basic 1995 financial statements taken as a whole. The financial statements for the four months ended April 30, 1996 is presented for the purposes of additional analysis and is not required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements, and accordingly, we express no opinion on it.

/S/ Mathieson Aitken Jemison, LLP
---------------------------------
MATHIESON AITKEN JEMISON,LLP

February 9, 1996, except for Notes 2 and 7
 as to which the date is July 22, 1996

                       FORT LAUDERDALE RADIO STATIONS
                 (A Division of T. K. Communications, L. C.)
                               BALANCE SHEETS
                                   ASSETS

                                                                  April 30,    December 31,
                                                                    1996          1995
                                                              ------------------------------
                                                                 (Unaudited)
CURRENT ASSETS
   Cash and cash equivalents                                  $     89,594    $    306,172
   Accounts receivable                                             960,348       1,065,376
   Allowance for doubtful accounts                                (133,786)       (106,118)
   Note receivable - noncompete agreement                          100,000         100,000
   Prepaid expenses                                                 13,948           8,590
                                                              ------------    ------------
         TOTAL CURRENT ASSETS                                    1,030,104       1,374,020
PROPERTY AND EQUIPMENT                                           3,024,211       2,930,372
   Less, accumulated depreciation                                2,505,420       2,470,353
                                                              ------------    ------------
         PROPERTY AND EQUIPMENT, NET                               518,791         460,019
OTHER ASSETS, NET                                                1,735,677       1,618,416
NOTES RECEIVABLE - NONCOMPETE AGREEMENT                            300,000         300,000
                                                              ------------    ------------
                                                              $  3,584,572    $  3,752,455
                                                              ============    ============

                 LIABILITIES AND DIVISIONAL EQUITY (DEFICIT)

CURRENT LIABILITIES
   Notes payable, bank                                        $ 15,950,000            ----
   Treasury stock redemption notes                               1,829,430    $  1,829,430
   Accounts payable                                                 13,753          77,986
   Accrued commissions and management incentives                   144,051         149,241
   Accrued expenses                                                148,191         122,064
                                                              ------------    ------------
         TOTAL CURRENT LIABILITIES                              18,085,425       2,178,721

LONG-TERM DEBT
   Notes payable, bank                                                ----      13,300,000
   Treasury stock redemption notes                                 240,000         240,000
   Stockholder loan                                              1,453,755       3,580,000
                                                              ------------    ------------
         TOTAL LONG-TERM DEBT                                    1,693,755      17,120,000
                                                              ------------    ------------
         TOTAL LIABILITIES                                      19,779,180      19,298,721
DIVISIONAL EQUITY (DEFICIT)                                    (16,194,608)    (15,546,266)
                                                              ------------    ------------
                                                              $  3,584,572    $  3,752,455
                                                              ============    ============





                See accompanying notes to financial statements.

                         FORT LAUDERDALE RADIO STATIONS
                  (A Division of T. K. Communications, L. C.)
                              STATEMENTS OF INCOME

                                          Four Months
                                            Ended             Year Ended December 31, 1995
                                           April 30,     -------------------------------------
                                             1996         WSHE (FM)     WSRF (AM)      Total
                                        -------------    ----------    -----------    --------
                                                                            (Unaudited)
SALES                                      $1,825,621    $7,381,190    $303,174    $7,684,364
  Less
     Commissions                              229,352     1,107,357       2,765     1,110,122
     Trade sales                              226,940       449,792                   449,792
                                           ----------    ----------    --------    ----------
    NET SALES                               1,369,329     5,824,041     300,409     6,124,450

OPERATING EXPENSES
  Programming                                 328,308       787,763       9,084       796,847
  General and administrative                  892,703     1,671,319     110,726     1,782,045
  Sales                                       231,760     1,055,429      16,989     1,072,418
  Technical                                    42,609       118,415                   118,415
  Depreciation                                 35,067       108,647         915       109,562
  Amortization                                 31,436       400,552      16,452       417,004
                                           ----------    ----------    --------    ----------
    TOTAL OPERATING EXPENSES                1,561,883     4,142,125     154,166     4,296,291
                                           ----------    ----------    --------    ----------
    OPERATING INCOME(LOSS)                   (192,554)    1,681,916     146,243     1,828,159
OTHER INCOME                                    1,654         5,413                     5,413
INTEREST EXPENSE                             (457,442)   (1,072,585)    (44,055)   (1,116,640)
                                           ----------    ----------    --------    ----------
    NET INCOME (LOSS)                      $ (648,342)   $  614,744    $102,188    $  716,932
                                           ==========    ==========    ========    ==========





                See accompanying notes to financial statements.

                         FORT LAUDERDALE RADIO STATIONS
                  (A Division of T. K. Communications, L. C.)
                   STATEMENTS OF DIVISIONAL EQUITY (DEFICIT)




DIVISIONAL EQUITY (DEFICIT), JANUARY 1, 1995                                                     $ (23,564,722)
NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1995                                                        716,932
TRANSFER OF EQUITY FROM DIVISIONAL SALE                                                             58,923,984
DISTRIBUTIONS TO STOCKHOLDERS                                                                      (31,953,030)
REDEMPTION OF TREASURY STOCK                                                                       (19,669,430)
                                                                                                 -------------
BALANCE, DECEMBER 31, 1995                                                                         (15,546,266)
NET LOSS FOR THE FOUR MONTHS ENDED APRIL 30, 1996 (UNAUDITED)                                         (648,342)
                                                                                                 -------------
DIVISIONAL EQUITY (DEFICIT), APRIL 30, 1996 (UNAUDITED)                                          $ (16,194,608)
                                                                                                 =============





               See accompanying notes to financial statements.

                         FORT LAUDERDALE RADIO STATIONS
                  (A Division of T. K. Communications, L. C.)
                            STATEMENTS OF CASH FLOWS

                                                                                  Four Months
                                                                                     Ended                   Year Ended
                                                                                April 30, 1996        December 31, 1995
                                                                                --------------        -----------------
                                                                                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                             $ (648,342)            $   716,932
   Adjustments to reconcile net income (loss)
      to net cash provided (used) by operating activities
         Depreciation and amortization                                               66,503                 526,566
         (Increase) decrease in Accounts receivable                                 132,696                 227,320
         Prepaid expenses                                                            (5,358)                144,389
         Increase (decrease) in Accounts payable                                    (64,233)                (34,093)
         Accrued commissions and management incentives                               (5,190)                 79,959
         Accrued interest and expenses                                               26,127                (877,794)
                                                                                 ----------             -----------
                NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                   (497,797)                783,279

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                                               (93,839)               (160,378)
   Acquisition of other assets                                                     (148,697)               (234,305)
   Net transfers from divisions                                                        ----              58,599,361
                                                                                 ----------             -----------
             NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                      (242,536)             58,204,678

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on long-term borrowings, bank                                    ----              (9,041,666)
   Principal payments of stockholders' notes                                           ----              (1,115,000)
   Principal payments of subordinated debentures, stockholders'                        ----              (1,500,000)
   Principal payments on subordinated notes, stockholders'                             ----              (1,000,000)
   Proceeds from notes payable, bank                                              2,650,000                    ----
   Proceeds from stockholder loan                                                      ----               3,580,000
   Purchase of treasury stock                                                          ----             (17,600,000)
   Distribution to shareholders                                                        ----             (31,953,030)
   Principal payments of stockholder loan                                        (2,126,245)                   ----
                                                                                 ----------             -----------
             NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                       523,755             (58,629,696)
                                                                                 ----------             -----------
             NET INCREASE (DECREASE) IN CASH                                       (216,578)                358,261
CASH AND CASH EQUIVALENTS (OVERDRAFT), BEGINNING OF YEAR                            306,172                 (52,089)
                                                                                 ----------             -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                         $   89,594             $   306,172
                                                                                 ==========             ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid during the year for Interest - all divisions (see Note 1)           $  448,590             $ 2,539,321
SUPPLEMENTAL NONCASH FINANCING ACTIVITIES
   Notes issued in treasury stock redemption                                     $     ----             $ 2,069,430
                                                                                 ==========             ===========





                See accompanying notes to financial statements.

                         FORT LAUDERDALE RADIO STATIONS
                  (A Division of T. K. Communications, L. C.)

                         NOTES TO FINANCIAL STATEMENTS

Note 1.  Summary of Significant Accounting Policies

General

Effective December 29, 1995, the remaining shareholder of T. K. Communication, Inc. liquidated and reorganized as a limited liability company, T. K. Communications, L.C.

Method of Presentation

The financial statements present the financial position and related results of operations and cash flows of the Fort Lauderdale Radio Stations (a division of T. K. Communication, L. C.). Historically, the Fort Lauderdale Radio Stations Division's balance sheet has reflected all long-term debt and the accumulation of all stockholders transactions of the entity.

In 1995, T. K. Communications, Inc. closed on the sales of the divisions of the Dallas radio station and the Orlando radio stations, and the divisional equity of these divisions were transferred to the Fort Lauderdale Radio Stations Division. As of December 31, 1995, the Fort Lauderdale Radio Stations Division was the only remaining division of T. K. Communications, L. C. and represents the financial position in its entirety of T. K. Communications, L. C.

Allocation of Corporate Expense

T.K. Communications, Inc. allocated eighty-six percent (86%) of corporate expenses (included in general and administrative expenses) and sixty-six percent (66%) of interest expense to the Fort Lauderdale Radio Stations Division for the year ended December 31, 1995. In the opinion of the Company's management, the methods of the allocations used are reasonable. Interest paid by the Fort Lauderdale Radio Stations Division was one hundred percent (100%) of the interest paid by T.K. Communications, Inc. for the year ended December 31, 1995.

Allocation of Operating Expenses - WSHE (FM) and WSRF (AM)

The Fort Lauderdale division income has been presented reflecting the component stations WSHE (FM) and WSRF (AM). Operating expenses are allocated on a percentage of radio station square footage and other analyses. Certain other expenses are presented on an allocation basis as a percentage of gross sales.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

                         FORT LAUDERDALE RADIO STATIONS
                  (A Division of T. K. Communications, L. C.)

                   NOTES TO FINANCIAL STATEMENTS (Continued)

Income Taxes

Both entities, T. K. Communications L.C. (a Florida limited liability company) and T. K. Communications, Inc. (an S Corporation) are not tax-paying entities for purposes of Federal and Florida income taxes, and thus, no income taxes for Federal and Florida have been recorded in the statements. In lieu of these corporate taxes the members of the limited liability company and the stockholders of the S Corporation are taxed on their proportionate share of the entities' taxable income.

Property and Equipment and Depreciation

Property and equipment are recorded at cost. For financial statement purposes, depreciation is provided on the straight-line method over the estimated useful lives of the assets.

The estimated useful lives used in computing depreciation are as follows:

     Towers, antennas, and ground systems               5 - 10 years
     Transmitting equipment                             5 - 10 years
     Studio, supporting and office equipment            5 - 10 years
     Building and improvements                         10 - 40 years


Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Trade - Sales

All trade sales and related expenses are recorded at the value of the merchandise received. All capital equipment received via trade is capitalized and depreciated over its estimated useful life.

Other Assets and Amortization

The costs of other assets are amortized over their respective useful lives or
benefit periods.   The methods and period of amortization by the type of asset are disclosed in Note 6.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, which requires the Company to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the balance sheet. The value of cash and cash equivalents, accounts receivable, accounts payable and debt recorded on the balance sheet approximates fair value.

                         FORT LAUDERDALE RADIO STATIONS
                  (A Division of T. K. Communications, L. C.)

                   NOTES TO FINANCIAL STATEMENTS (Continued)

Interim Financial Data

The interim financial data of the Company is unaudited; however, in the opinion of the Company's management, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results for the interim period. The results of operations for the four months ended April 30, 1996 are not necessarily indicative of the results that can be expected for the entire fiscal year ending December 31, 1996.

Note 2.  Long-Term Debt

On December 27, 1995, to facilitate the reorganization to T. K. Communications, L.C., the company amended and restated the Credit Agreement dated July 18, 1995 with Bank One. The loan commitment totaled $16,250,000 which included a non-conversion portion of the revolving loan of $1,000,000, a conversion portion of the revolving loan of $3,000,000, a term loan of $8,750,000 and a term loan of $3,500,000. Interest was payable monthly, at the bank's prime rate plus an increment ranging to one and a quarter percent determined by the ratio of funded debt to operating cash flow.

As discussed in Note 7, subsequent events, T. K. Communications, L. C. entered into the First Amendment to the Amended and Restated Credit Agreement dated December 27, 1995 with Bank One, Indianapolis, National Association. This First Amendment dated July 22, 1996 was agreed upon to enact certain modifications in conjunction with the anticipated closing on the sale of the Fort Lauderdale, Radio Stations (the "Paxson Acquisition") scheduled to occur on January 17, 1997.

Under the First Amendment the term loans available are in place as follows:

                                Term Loan I     Term Loan II     Term Loan III
                                -----------     ------------     --------------
Amount:                        $ 12,750,000     $3,500,000       $ 3,000,000
Interest Rate:                  Prime Rate       Prime Rate      Prime Rate
(Payable Monthly)               plus 1 1/4%      plus 2.0%       plus 3.0%

Repayment Date: For all three terms loans the entire principal balance shall be repayable together with all accrued but unpaid interest on January 17,1997.

All the Bank One loans are collateralized by a security interest in all present and future assets of the Company, a pledge of the outstanding stock of the Company, an assignment of an insurance policy on the life of John F. Tenaglia for $5,000,000 and collateral assignment of the escrow agreement under which Paxson has deposited $2,000,000. All indebtedness of the Company to the stockholders and former stockholders of the Company is subordinated to the indebtedness of Bank One under the credit agreements.

Under the credit agreements with Bank One, the Company is required to adhere to certain restrictive covenants.

                        FORT LAUDERDALE RADIO STATIONS
                 (A Division of T. K. Communications, L. C.)

                  NOTES TO FINANCIAL STATEMENTS (Continued)

Note 3.  Redemption Agreement and Related Party Debt

On March 1, 1995, subsequent to entering into sales agreements to sell the operating assets of the Dallas Station and the Orlando Stations eighty percent of the stockholders agreed to have their stock redeemed by the Company.

Under the redemption agreement the net proceeds from the sale of the Dallas and Orlando radio stations were deposited into an escrow account. The Company, from the escrow account, repaid all subordinated stockholder debt and accrued interest on the debt totalling $4,436,936 and paid down the Bank One debt from $23,000,000 to $13,500,000. On May 1, 1995, settlement was made on the redemption agreement. Under the redemption agreement, the redeeming stockholders surrendered their Company's stock and in return received distributions for their pro rata share of the sum of the escrow account, after estimated expenses, and $22,000,000 for the Fort Lauderdale radio stations. In accordance with the agreement, the redeeming stockholders received subordinated notes representing eighty percent of the Fort Lauderdale radio stations calculated working capital totalling $1,749,430 and subordinated notes for eighty percent of the outstanding monies due on the Orlando radio stations noncompete agreement totalling $320,000. The revised due date for the working capital notes is the earlier of the closing date of the sale of the Fort Lauderdale Radio Stations or April 30, 1997. The working capital notes were non-interest bearing through April 30, 1996, and thereafter interest is payable at nine percent per annum and due at the repayment of the principal. After the annual receipt by the Company of the noncompete payments, the Company shall immediately pay the former stockholders their pro rata share.

On May 19, 1994, the stockholders loaned the Company $1,000,000 from the escrow account which was established under credit agreements dated June 30, 1992 with FUNB and MONY. The notes were payable on or before June 30, 2001 as permitted by the Bank One credit agreement dated May 19, 1994. Interest was payable quarterly at a fixed rate of 7% per year.

The Company converted $115,000 of accrued interest on subordinated debentures to notes payable. The notes were non-interest bearing.

In December 1988, a stockholder of the Company loaned the Company $1,000,000. The note was originally payable on demand with interest payable monthly at prime rate.

Subordinated debenture notes represent subordinated notes to common stockholders due June 16, 1998, with interest at 8%. No payment of principal was allowed unless senior indebtedness had been retired.

In May 1995, proceeds from the escrow account were used to repay all outstanding debt to redeeming stockholders and former stockholder including the stockholders' notes, subordinated debentures and notes, stockholder advance and the accrued interest to date totalling $821,936.

As of December 31, 1995, the outstanding balance on a non-interest bearing subordinated loan to the non-redeeming stockholder amounted to $3,580,000.

                         FORT LAUDERDALE RADIO STATIONS
                  (A Division of T. K. Communications, L. C.)

                   NOTES TO FINANCIAL STATEMENTS (Continued)

Note 4.  Operating Lease Commitments

Effective January 1992, the Company agreed to a ten year lease for the radio station office with a monthly base rent of $7,030 with annual consumer price index adjustment. The Company leases tower space for an antenna under a 15-year lease agreement through December 31, 2000. The agreement calls for an annual lease amount of $60,000 for the first five years, $75,000 for the next five years, and $93,750 for the final five years. The Company leases tower space for an auxiliary FM antenna at an annual amount of $11,544 plus an annual adjustment for Consumer Price Index increases. The contract extends to February 28, 2023.

The Company made a buy out settlement for its lease term for its corporate office space through August 31, 1996 in the amount of $68,158.

The total rent expense for 1995 for the Fort Lauderdale Radio Stations was $247,539.

The aggregate minimum lease payments are as follows:

             Year                                        Amount
             ----                                    ----------
             1996                                    $  172,463
             1997                                       189,651
             1998                                       189,651
             1999                                       189,651
                                                     ----------
                                                     $1,166,022
                                                     ==========

Note 5.  Property and Equipment

Major classifications of property, equipment and depreciation are summarized as follows:


                                                                           Accumulated
                                                         Assets           Depreciation     Book Value
                                                      -----------         ------------     ----------
Towers, antennas, and
    ground systems                                    $   518,587         $   516,976      $  1,611
Transmitting equipment                                    311,744             295,785        15,959
Studio, supporting and office equipment                 1,071,430             870,571       200,859
Building and improvements                               1,028,611             787,021       241,590
                                                      -----------         -----------      --------
                                                      $ 2,930,372         $ 2,470,353      $460,019
                                                      ===========         ===========      ========

                                                       RECONCILIATION


                                                                                     Accumulated
                                                                        Cost         Depreciation
                                                                       -------       ------------
BALANCE, DECEMBER 31, 1994                                              $2,769,994   $2,360,791
ADDITIONS
    Towers, antennas and
      ground systems                                                          ----        1,239
    Transmitting equipment                                                   2,640       16,212
    Studio, supporting and office equipment                                 56,873       79,566
    Building and improvements                                              100,865       12,545
                                                                        ----------   ----------
                                                                           160,378      109,562
                                                                        ----------   ----------
BALANCE, DECEMBER 31, 1995                                              $2,930,372   $2,470,353
                                                                        ==========   ==========

                         FORT LAUDERDALE RADIO STATIONS
                  (A Division of T. K. Communications, L. C.)

                   NOTES TO FINANCIAL STATEMENTS (Continued)

Note 6.  Other Assets

As of December 31, 1995 other assets and accumulated amortization are as follows:


                                                       Accumulated
                                                Cost  Amortization         Net
                                         -----------   ---------     ----------
Goodwill and licenses                    $ 2,299,760   $ 919,906     $1,379,854
Patents and trademarks                        14,029      13,840            189
Loan procurement costs                       161,747      14,464        147,283
Organization expense                          68,346       9,113         59,233
Deposits                                      31,857        ----         31,857
                                         -----------   ---------     ----------
                                         $ 2,575,739   $ 957,323     $1,618,416
                                         ===========   =========     ==========

Organization Expense

The costs to reorganize to a limited liability company have been capitalized and are being amortized over 60 months.

Transmitter Site Leasehold Interest

The cost of the lease is being amortized over the life of the lease.

Goodwill and Licenses

Goodwill and licenses represent the excess of acquisition cost over the fair value of net tangible assets at the date of purchase. Management has elected to amortize these costs over forty years.

Patents and Trademarks

These costs are amortized over 17 years.

Loan Procurement Costs

These costs are amortized over the term of the financing. In 1995, amortization expense of $322,291 of the total $417,004 resulted from a write-off of unamortized prior loans' procurement costs.

Note 7.  Subsequent Event

In March 1996, Paxson Broadcasting of Miami, Limited Partnership agreed to purchase all assets used in the operation of the Company's Fort Lauderdale Radio Stations WSHE (FM) and WSRF (AM) for $57,500,000. At settlement, the Company will receive $47,500,000 in cash and $10,000,000 in unregistered stock valued at the registration price of the future public offering of Paxson Communications Corporation. If the registration price is less than the average of the closing market price of the following thirty days after settlement, additional unregistered shares will be issued to the Company for the difference.

                         FORT LAUDERDALE RADIO STATIONS
                  (A Division of T. K. Communications, L. C.)

                   NOTES TO FINANCIAL STATEMENTS (Continued)

After FCC consent is received, the Company has the election to postpone the settlement until January 12, 1997. In conjunction with the purchase agreement, the parties agreed to a time brokerage agreement whereby the parties defined the operations and management of the stations to the eventual closing date.

On July 22, 1996, T. K. Communications, L. C. entered into the First Amendment to the Amended and Restated Credit Agreement dated December 27, 1995 with Bank One, Indianapolis, National Association, See Note 2 for additional details.